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                                                                       EXHIBIT 6

                             DISTRIBUTION AGREEMENT

                                 August 1, 1995

The Winsbury Company Limited Partnership d/b/a The Winsbury Company
1900 East Dublin-Granville Road
Columbus, Ohio 43229

Gentlemen:

         This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, The HighMark Group (the "Trust"), a Massachusetts business trust, has agreed that The Winsbury Company Limited Partnership d/b/a The Winsbury Company ("Distributor") shall be, for the period of this Agreement, the distributor of the units of beneficial interest of each of the investment portfolios of the Trust identified on Schedule A hereto (the "Funds"). Such units of beneficial interest are hereinafter called "Shares."

         1.       Services as Distributor.

         1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Trust then in effect under the Securities Act of 1933.

         1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor may, in the future, be the distributor of the shares of several investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

         Distributor shall, at its own expense, finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.
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         1.3 On an annual basis, Distributor shall provide the Trust with a detailed written marketing plan in respect of the Funds. Such marketing plan shall be furnished to the trustees of the Trust prior to their last regularly scheduled meeting of each calendar year.

         1.4 All activities by Distributor and its partners, agents and employees as distributor of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

         1.5 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Trust.

         1.6 Distributor will transmit any orders received by it for purchase or redemption of Shares to the transfer agent and custodian for the Funds.

         1.7 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

         1.8 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

         1.9 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of Shares for sale in such states as Distributor may designate.

         1.10 The Trust shall furnish from time to time, for use in connection with the sale of Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) quarterly earnings statements prepared by the Trust, (c) a monthly itemized list of the securities in the Funds, (d) monthly balance sheets as soon as practicable after the end of each month, and
(e) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

         1.11 The Trust represents to Distributor that all registration statements and prospectuses filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Shares have been carefully prepared in conformity with


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the requirements of said Act and rules and regulations of the Securities and
Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and any prospectus and Statement of Additional Information relating to the Funds filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with the same Commission. The Trust represents and warrants to Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

         1.12 The Trust authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of Shares. The Trust agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of
Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Trust's agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the Trust by Distributor and used in the answers


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to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify Distributor and the Trust's representations and warranties hereinbefore set forth in paragraph 1.11 shall not be deemed to cover any liability to the Trust or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this agreement. The Trust's agreement to indemnify Distributor, its partners and employees, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against Distributor, its partners or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in Columbus, Ohio and sent to the Trust by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.12. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Trust's indemnification agreement contained in this paragraph 1.12 and the Trust's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

         1.13 Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust,



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its officers or Trustees or any such controlling person, may incur under the
Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Trust required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor's being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office in Columbus, Ohio, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph 1.13.

         1.14 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a current prospectus as required by Section 10(b)(2) of said Act, as amended, is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.14 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust's prospectus, Declaration of Trust, or Code of Regulations.

         1.15 The Trust agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:

(a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;


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(b)      in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

(c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

(d) of all action of the Securities and Exchange Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

         For purposes of this section, informal requests by or acts of the Staff of the Securities and Exchange Commission shall not be deemed actions of or requests by the Securities and Exchange Commission.

         1.16 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         1.17 This agreement shall be governed by the laws of the Commonwealth of Massachusetts.

         2.       Sale and Payment.

         Under this Agreement, the following provisions shall apply with respect to the sale of and payment of those Shares sold at an offering price which includes a sales load as described in the prospectuses of the Funds identified on Schedule B hereto (collectively, the "Load Funds"; each individually, a "Load Fund"):

         (a) The Distributor shall have the right, as principal, to purchase Shares from the Load Funds at their net asset value and to sell such Shares to the public against orders therefor at the applicable public offering price, as defined in Section 3 below. The Distributor shall also have the right, as principal, to sell Shares to dealers against orders therefor at the public offering price less a concession determined by the Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 3 below.


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         (b) Prior to the time of delivery of any Shares by a Load Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such Shares. The Distributor may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers.

         3.       Public Offering Price.

         The public offering price shall be the net asset value of Shares, plus any applicable sales charge, all as set forth in the current prospectus of the Load Fund. In no event shall the public offering price exceed 1000/960 of such net asset value, and in no event shall any applicable sales charge or underwriting discount exceed 4.00% of the public offering price. The net asset value of Shares shall be determined in accordance with the provisions of the Declaration of Trust and Code of Regulations of the Trust and the then current prospectus of the Load Fund.

         4.       Issuance of Shares.

         The Load Funds reserve the right to issue, transfer or sell Shares at net asset value (a) in connection with the merger or consolidation of the Trust or the Load Fund(s) with any other investment company or the acquisition by the Trust or the Load Fund(s) of all or substantially all of the assets or of the outstanding shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of the Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Shares pursuant to any exchange and reinvestment privileges described in any then current prospectus of the Load Fund; and (e) otherwise in accordance with any then current prospectus of the Load Fund.

         5. Term and Matters Relating to the Trust as a Massachusetts Business Trust.

         This agreement shall become effective on August 1, 1995 and, unless sooner terminated as provided herein, shall continue until July 31, 1997 and thereafter shall continue automatically for successive annual periods ending on July 31st of each year, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust, provided, however, that in either event the continuance is also approved by a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on not less than sixty days' notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust or by Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).



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         The names "The HighMark Group" and "Trustees of The HighMark Group"
refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of March 10, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The HighMark Group" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                                     Yours very truly,

Seal                                                 THE HIGHMARK GROUP

                                                     By: /s/ Cynthia L. Lindsey
                                                        ------------------------
                                                        Name:  Cynthia L.Lindsey
                                                        Title: Vice President

Accepted:

THE WINSBURY COMPANY LIMITED PARTNERSHIP

By:      BISYS Fund Services, Inc.,
          General Partner

         By: /s/ Stephen G. Mintos
             ------------------------
             Name:  Stephen G. Mintos
             Title: Executive Vice President


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                                                    Dated:  As of August 1, 1995

                              Amended and Restated
                                   Schedule A
                                     to the
                         Distribution Agreement between
                             The HighMark Group and
                    The Winsbury Company Limited Partnership

Name of Fund

The U.S. Government Obligations Fund
The Diversified Obligations Fund
The 100% U.S. Treasury Obligations Fund
The Balanced Fund
The Growth Fund
The Income Equity Fund
The Bond Fund
The Tax-Free Fund
The California Tax-Free Fund
The Government Bond Fund
The Income and Growth Fund
The Municipal Bond Fund
The California Municipal Bond Fund


                                        THE HIGHMARK GROUP

                                        By:/s/ Cynthia L. Lindsey
                                           -------------------------------------
                                            Name: Cynthia L. Lindsey
                                            Title: Vice President

                                        THE WINSBURY COMPANY LIMITED PARTNERSHIP

                                        By:      BISYS Fund Services, Inc.,
                                                  General Partner

                                        By:/s/ Stephen G. Mintos
                                          --------------------------------------
                                          Name:  Stephen G. Mintos
                                          Title: Executive Vice President


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                                                    Dated:  As of August 1, 1995

                              Amended and Restated
                                   Schedule B
                      to the Distribution Agreement between
                             The HighMark Group and
                    The Winsbury Company Limited Partnership

Name of Load Fund

The Balanced Fund
The Growth Fund
The Income Equity Fund
The Bond Fund
The Government Bond Fund
The Income and Growth Fund
The Municipal Bond Fund
The California Municipal Bond Fund


                                        THE HIGHMARK GROUP

                                        By:/s/ Cynthia L. Lindsey
                                           -------------------------------------
                                           Name:  Cynthia L. Lindsey
                                           Title: Vice President

                                        THE WINSBURY COMPANY LIMITED PARTNERSHIP

                                        By:      BISYS Fund Services, Inc.,
                                                  General Partner

                                        By:/s/ Stephen G. Mintos
                                          --------------------------------------
                                          Name:  Stephen G. Mintos
                                          Title: Executive Vice President


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